EXHIBIT (H)(8)
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                 AMENDMENTS TO ADMINISTRATIVE SERVING AGREEMENT

                            THE CATHOLIC FUNDS, INC.

            AMENDMENT TO THE FUND ADMINISTRATION SERVICING AGREEMENT

     THIS AMENDMENT dated as of January 1, 2002 to the Fund Administration Servicing Agreement dated as of April 30, 1999, by and between Catholic Financial Services Corporation, a Wisconsin corporation and Firstar Mutual Fund Services, LLC, a Wisconsin limited liability company shall be as follows:

     Effective January 1, 2002, the name Firstar Mutual Fund Services, LLC has been changed to U.S. Bancorp Fund Services, LLC. Accordingly, all references to Firstar Mutual Fund Services, LLC in this Agreement should be replaced with U.S. Bancorp Fund Services, LLC. Similarly, any references to Firstar Bank, N.A. should be replaced with U.S. Bank, N.A.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

CATHOLIC FINANCIAL SERVICES                  U.S. BANCORP FUND SERVICES, LLC
CORPORATION

By:  /s/  Allan G.  Lorge                    By:  /s/  [Illegible]
     -----------------------------------          ------------------------------

Amendment to the Fund Administration Servicing Agreement

The Fund Administration agreement dated April 30, 1999 between Catholic Financial Services Corporation and US Bancorp Fund Services, LLC is amended as follows based upon the dissolution of the three equity funds and the creation of The Catholic Equity Fund with three classes.

All other Provisions of the agreement remain in full force and effect

Please see attached Fee Schedule.

Dated this _____ day of __________, 2002

CATHOLIC FINANCIAL SERVICES CORPORATION

By:  /s/  Allan G.  Lorge                    Title:  President
     -----------------------------------             ---------------------------

US BANCORP FUND SERVICES, LLC

By:  /s/  Joe D. Redwine                     Title:  President
     -----------------------------------             ---------------------------

                        U.S. BANCORP FUND SERVICES, LLC
                   FUND ADMINISTRATION & COMPLIANCE SERVICES
                              ANNUAL FEE SCHEDULE


Domestic Funds                          International Funds
--------------                          -------------------
                                        Annual fee based upon assets per fund
Annual fee based upon assets per fund     8 basis points on the fast
  8 basis points on the first               $200 million
    $200 million                          6 basis points on the next
  7 basis points on the next                $300 million
    $500 million                          5 basis points on the next
  5 basis points on the balance             $500 million
  Minimum annual fee: $53,000             4 basis points on the balance
    (3 classes total)                     Minimum annual fee: $45,000 per fund

  $30,000 each additional fund          Multiple Classes - Quoted separately

Multiple Classes - Quoted separately    Extraordinary services _
                                          quoted separately
Extraordinary services - quoted
separately                              Annual legal administration - Add:
                                          1 basis point at each level
Annual legal administration - Add:        $5,000 additional minimum
  1 basis point at each level
  $5,000 additional minimum             Plus out-of-pocket expenses, including
                                        but not limited to:
Plus out-of-pocket expenses, including    Postage, Stationery
but not limited to:                       Programming, Special Reports
  Postage, Stationery                     Proxies, Insurance
  Programming, Special Reports            EDGAR Filing - Approx.  $9.00/page
  Proxies, Insurance                      Retention of records
  EDGAR filing - Approx.  $ 9.00/page     Federal and state regulatory
  Retention of records                      filing fees
  Federal and state regulatory            Certain insurance premiums
    filing fees                           Expenses from board of
  Certain insurance premiums                directors meetings
  Expenses from board of                  Auditing and legal expenses
    directors meetings                    Blue Sky conversion expenses
  Auditing and legal expenses               (if necessary)
  Blue Sky conversion expenses            All other out-of-pocket expenses
    (if necessary)
  All other out-of-pocket expenses      Fees are billed monthly

Fees are billed monthly